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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in Amendment No. 2 of Registration Statement No. 333-10741 of Access Beyond, Inc. on Form S-1 of our report dated September 6, 1996 (September 20, 1996 as to the sixth and ninth paragraphs of Note 7) relating to the financial statements of Penril DataComm Networks, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

Washington, DC

October 15, 1996